    Exhibit 4.2
ACCORDION INCREASE CONFIRMATION

To:    Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) (as Agent)
To:     Sibanye Stillwater Limited (as Company)
From:    Bank of China Limited (Johannesburg Branch) (the Accordion Increase Lender)

Date:    _06_ December 2024

Sibanye Stillwater Limited – ZAR6,000,000,000 Revolving Credit Facility Agreement
dated 16 August 2024 (the Agreement)
1.We refer to the Agreement. This is an Accordion Increase Confirmation. Terms defined in the Agreement have the same meaning in this Accordion Increase Confirmation unless given a different meaning in this Accordion Increase Confirmation.
2.We refer to Clause 2.2 (Accordion option) of the Agreement.
3.The Accordion Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement.
4.The proposed date on which the increase in relation to the Accordion Increase Lender and the Relevant Commitment is to take effect (the Accordion Increase Date) is 6 December 2024.
5.On the Accordion Increase Date, the Accordion Increase Lender accedes and becomes party to the relevant Finance Documents as a Lender. The New Lender agrees that it shall assume the same obligations towards each other Finance Party under the Finance Documents as if it had been an original party to the relevant Finance Document.
6.The Facility Office and address, email address and attention details for notices to the Accordion Increase Lender for the purposes of Clause 32.2 (Addresses) of the Agreement are set out in the Schedule hereto.
7.The Accordion Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that is a Qualifying Lender (other than a Treaty Lender).
8.The Accordion Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Clause 2.2.10 (Accordion option) of the Agreement.
9.This Accordion Increase Confirmation is accepted as an Accordion Increase Confirmation for the purposes of the Agreement by the Agent and the Accordion Increase Date is confirmed as 6 December 2024.
10.This Accordion Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
11.This Accordion Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by South African law.

    Exhibit 4.2

    Exhibit 4.2

THE SCHEDULE
1.Relevant commitment/rights and obligations to be assumed by the accordion increase lender

Accordion Increase Lender	Commitment
Bank of China Limited	ZAR500,000,000

2.Addresses
The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of the Accordion Increase Lender for any communication or document to be made or delivered under or in connection with the Finance Documents is:
Bank of China Limited (Johannesburg Branch)
14th Floor Alice Lane Towers
15 Alice Lane
Sandton
Johannesburg
2146

    Attention:    Corporate and Institutional Banking Department
Risk Management Department

Email:        cib.za@bankofchina.com
        rmdca.za@bank-of-china.com

    Exhibit 4.2
SIGNED at ___Sandton_______ on this the __6th____ day of ______December_______ 2024.

For and on behalf of
BANK OF CHINA LIMITED (JOHANNESBURG BRANCH)
(AS ACCORDION INCREASE LENDER)

/s/ Arne Dittrich____________________________
Signatory: Arne Dittrich
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ Liang Jiao____________________________
Signatory: Liang Jiao
Capacity: Authorised Signatory
Who warrants his authority hereto

    Exhibit 4.2

SIGNED at ___Sandton_______ on this the __6th____ day of ___December___________ 2024.

For and on behalf of
NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CORPORATE AND INVESTMENT BANKING DIVISION)
(AS AGENT)

/s/ Hermien Visagie__________
Signatory: Hermien Visagie
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ Sonja Hensen_____________
Signatory: Sonja Hensen
Capacity: Authorised Signatory
Who warrants his authority hereto